Stillwater Mining Company Releases 2007 Third Quarter Production Results

BILLINGS, Mont., Oct. 23 /PRNewswire-FirstCall/ -- Stillwater Mining Company (NYSE: SWC) released today preliminary third quarter and year-to-date production results for its two operating mines and volumes processed in its platinum-group metal (PGM) recycling activities. As anticipated, the results indicate that third quarter production at the Stillwater Mine was heavily affected by the labor issues there early in the quarter.

Mine production for the third quarter and first nine months of 2007 overall was weaker than in the corresponding periods of 2006, particularly at the Stillwater Mine. Issues affecting third quarter 2007 output included a seven-day strike and associated labor disruption during July, and lower average productivity as the percentage of new miners in the workforce has increased. In addition to these third-quarter issues, the nine-month year-to-date results during 2007 also have included challenges with the performance of some new LHD equipment and lower productivity at the Stillwater Mine during the labor negotiations that led up to the strike. East Boulder Mine production during the quarter, which was unaffected by the labor issues, increased slightly from the year earlier results.

Mined Ounces (Thousands)
	Quarter Ended September 30			Nine Months Ended September 30
	2007	2006	Change	2007	2006	Change

Stillwater Mine
Platinum	20.4	25.2	(4.8)	63.1	69.6	(6.5)
Palladium	65.0	84.0	(19.0)	204.8	232.1	(27.3)
Total	85.4	109.2	(23.8)	267.9	301.7	(33.8)

East Boulder Mine
Platinum	9.5	9.4	0.1	30.5	32.1	(1.6)
Palladium	33.7	32.7	1.0	107.4	112.5	(5.1)
Total	43.2	42.1	1.1	137.9	144.6	(6.7)

Total Mining
Platinum	29.9	34.6	(4.7)	93.6	101.7	(8.1)
Palladium	98.7	116.7	(18.0)	312.2	344.6	(32.4)
Total	128.6	151.3	(22.7)	405.8	446.3	(40.5)

The Company’s total recycling activities have strengthened somewhat during 2007 as new supply sources have been added. The Company receives spent catalytic converter cores and other recyclable material containing PGMs from various sources and may either purchase the material for its own account or process it on a tolling basis on behalf of others. The total volume of such materials processed during the third quarter and first nine months of 2007 increased from the corresponding periods last year.

Recycling Ounces Processed (Thousands)
	Quarter Ended September 30			Nine Months Ended September 30
	2007	2006	Change	2007	2006	Change

Platinum	51.0	50.1	0.9	142.9	132.4	10.5
Palladium	40.5	32.8	7.7	113.6	87.7	25.9
Rhodium	7.1	7.4	(0.3)	22.2	18.6	3.6
Total	98.6	90.3	8.3	278.7	238.7	40.0

Stillwater Mining Company is the only U.S. producer of palladium and platinum and is the largest primary producer of platinum group metals outside of South Africa and the Russian Federation. The Company’s shares are traded on the New York Stock Exchange under the symbol SWC. Information on Stillwater Mining can be found at its Website: http://www.stillwatermining.com.

Some statements contained in this news release are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and, therefore, involve uncertainties or risks that could cause actual results to differ materially. These statements may contain words such as “believes,” “anticipates,” “plans,” “expects,” “intends,” “estimates” or similar expressions. These statements are not guarantees of the Company’s future performance and are subject to risks, uncertainties and other important factors that could cause our actual performance or achievements to differ materially from those expressed or implied by these forward-looking statements. Such statements include, but are not limited to, comments regarding expansion plans, costs, grade, production and recovery rates, permitting, financing needs, the terms of future credit facilities and capital expenditures, increases in processing capacity, cost reduction measures, safety, timing for engineering studies, and environmental permitting and compliance, litigation, labor matters and the palladium and platinum market. Additional information regarding factors, which could cause results to differ materially from management’s expectations, is found in the section entitled “Risk Factors” in the Company’s 2006 Annual Report on Form 10-K. The Company intends that the forward-looking statements contained herein be subject to the above-mentioned statutory safe harbors. Investors are cautioned not to rely on forward-looking statements. The Company disclaims any obligation to update forward-looking statements.